Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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Citizens First Corporation
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____________________
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CITIZENS FIRST CORPORATION
1065 Ashley Street, Suite 200
Bowling Green, Kentucky 42103

April 10, 2007

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders, which will be held at the Carroll Knicely Institute for Economic Development and Public Service-South Campus, 2355 Nashville Road, Bowling Green, Kentucky, on Thursday, May 17, 2007, at 5:00 p.m. CDT. I sincerely hope that you will be able to attend the meeting and I look forward to seeing you.

The attached notice of the Annual Meeting and proxy statement describes the formal business to be transacted at the meeting. We will also report on our operations for the year ended December 31, 2006 and the first quarter of 2007. Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters proposed to be acted upon at the meeting.

Please take this opportunity to become involved in the affairs of Citizens First Corporation. Whether or not you expect to be present at the meeting, please mark, date, and sign the enclosed proxy card, and return it to us in the envelope provided as soon as possible. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. If you decide later to attend the meeting, you may withdraw your proxy and vote your shares in person.

Sincerely,

/s/ Mary D. Cohron

Mary D. Cohron
President and Chief Executive Officer

CITIZENS FIRST CORPORATION
1065 Ashley Street, Suite 200
Bowling Green, Kentucky 42103

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 17, 2007

The 2007 Annual Meeting of Shareholders of Citizens First Corporation will be held on Thursday, May 17, 2007 at 5:00 p.m. CDT at the Carroll Knicely Institute for Economic Development and Public Service-South Campus, 2355 Nashville Road, Bowling Green, Kentucky, for the following purposes:

1.  To elect five persons to serve as Class I directors for three year terms ending in 2010 and until their successors are elected and qualify;

2.  To amend the Amended and Restated Articles of Incorporation of Citizens First Corporation to increase the range of the number of directors; and

3.  To transact any other business as may properly come before the meeting or any adjournments of the meeting.

March 30, 2007 is the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on that date are entitled to vote at the meeting or any adjournments thereof.

We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed proxy card as soon as possible. Promptly returning your proxy card will help ensure the greatest number of shareholders are present, whether in person or by proxy.

If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised. Should you desire to revoke your proxy, you may do so as provided in the accompanying proxy statement.

By Order of the Board of Directors,

/s/ Mary D. Cohron
Mary D. Cohron, President

Bowling Green, Kentucky
April 10, 2007

CITIZENS FIRST CORPORATION
1065 Ashley Street, Suite 200
Bowling Green, Kentucky 42103

PROXY STATEMENT

Annual Meeting of Shareholders To Be Held on May 17, 2007

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors to be voted at the 2007 Annual Meeting of Shareholders (the “Meeting”) of Citizens First Corporation (the “Company”) to be held on Thursday, May 17, 2007, at 5:00 p.m. CDT, and at any adjournments thereof. The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process. This proxy statement and the accompanying proxy card are being first sent or given to shareholders on or about April 10, 2007.

Voting Information

The close of business on March 30, 2007 is the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. On the record date, there were 1,984,583 shares of common stock issued and outstanding and entitled to vote at the Meeting. Each share of common stock is entitled to one vote on all matters that may come before the Meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists. Abstentions and broker non-votes are not counted in determining the number of votes required for the election of a director or passage of any other matter submitted to shareholders.

If the accompanying proxy card is properly signed and returned prior to the Meeting, the shares it represents will be voted at the Meeting in accordance with the directions, if any, noted thereon. If no contrary directions are given, the shares will be voted:

•	FOR the nominees for director named in this proxy statement, and
•	FOR approval of the amendment to the Amended and Restated Articles of Incorporation to increase the range of the number of directors; and
•	In the discretion of the persons appointed as proxies as to all other matters properly brought before the Meeting and any adjournments thereof.

Any shareholder giving a proxy may revoke it at any time before the shares it represents are voted by giving written notice of such revocation to the Secretary of Citizens First Corporation at the address shown above or by delivering a later dated proxy or by voting in person at the Meeting.

SHARE OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of March 30, 2007 (except as otherwise indicated below) regarding the beneficial ownership of our common stock and preferred stock by the only persons known by the Company to beneficially own more than five percent (5%) of the common stock, each director of the Company, each executive officer listed in the Summary Compensation Table herein, and by all of our directors and executive officers as a group. Except as otherwise noted, each person is the record owner of and has sole voting and investment power with respect to the shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is calculated based on 1,984,583 shares of common stock outstanding as of March 30, 2007.

Name	Common Stock Beneficially Owned(3)	% of Class	Preferred Stock Beneficially Owned	% of Class
Wellington Management Company, LLP(1)
75 State Street
Boston, MA 02109
Wellington Trust Company, NA(2)
75 State Street
Boston, MA 02109
Jerry E. Baker
Billy J. Bell
Barry D. Bray (4)
Mary D. Cohron
Floyd H. Ellis
Sarah Glenn Grise
Chris Guthrie
John J. Kelly, III
Joe B. Natcher, Jr. (5)
Steve Newberry (6)
John T. Perkins (7)
Jack Sheidler
Wilson Stone (8)
Fred Travis
M. Todd Kanipe
J. Steven Marcum
	100,100 100,100 75,728 82,473 22,260 59,134 26,452 6,473 1,576 2,153 14,322 3,779 13,727 24,511 13,551 100 12,663 6,455	5.06% 5.06% 3.81% 4.15% 1.12% 2.96% 1.33% * * * * * * 1.23% * * * *	- - - 15 8 5 5 - - - - - - 8 4 - - -	- - - 6.0% 3.2% 2.0% 2.0% - - - - - - 3.2% 1.6% - - -
18 Directors and Executive Officers as a Group	384,584	18.81%	45	18.0%
________________
* Less than 1.0%.

(1) Based upon information set forth in a Schedule 13G filed February 2, 2007 with the Securities and Exchange Commission by Wellington Management Company, LLP. According to the filing, Wellington Management Company, LLP, in its capacity as investment adviser may be deemed to beneficially own shares held of record by clients of Wellington Management Company, LLP. Wellington Management Company, LLP reports shared voting power and shared dispositive power with respect to 100,100 of the shares. Includes 100,100 shares beneficially owned by Wellington Trust Company, NA.

(2) Based upon information set forth in a Schedule 13G filed February 2, 2007 with the Securities and Exchange Commission by Wellington Trust Company, NA. According to the filing, Wellington Trust Company, NA, in its capacity as investment adviser may be deemed to beneficially own shares held of record by clients of Wellington Management Company, LLP. Wellington Management Company, LLP reports shared voting power and shared dispositive power with respect to 100,100 of the shares. Includes 100,100 shares beneficially owned by Wellington Management Company, LLP.

(3) For each person, these amounts include common stock owned plus all common stock which could be acquired from the exercise of any vested options within 60 days of March 30, 2007 (the record date of the Meeting). The percent of common stock owned is computed by dividing the number of shares beneficially owned noted above by the Company’s total common stock outstanding plus the number of shares which could be acquired from the exercise of any vested options within 60 days of March 30, 2007. The number of shares which could be acquired from the exercise of any vested options within 60 days of March 30, 2007 for each particular person is as follows: Mr. Baker (2,730 shares); Mr. Bell (2,730 shares); Mr. Bray (1,076 shares); Ms. Cohron (14,550 shares); Mr. Ellis (2,730 shares); Ms. Grise (1,628 shares); Mr. Guthrie (1,076 shares); Mr. Kelly (1,628 shares); Mr. Marcum (3,455 shares); Mr. Natcher (2,730 shares); Mr. Perkins (1,076 shares); Mr. Sheidler (1,628 shares); Mr. Stone (1,628 shares); Mr. Kanipe (10,479 shares); and all directors and executive officers as a group (60,490 shares).

(4) Includes 6,300 shares held by Mr. Bray’s wife.

(5) Includes 700 shares held by Mr. Natcher as custodian for his minor child and 552 shares held by Mr. Natcher’s children.

(6) Includes 3,779 shares held jointly with Mr. Newberry’s wife.

(7) Includes 3,500 shares held in an individual retirement account for the benefit of Mr. Perkins’ wife.

(8) Includes 1,050 shares held in an individual retirement account for the benefit of Mr. Stone’s wife.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports of holdings and transactions in our Common Stock with the Securities and Exchange Commission. Based on our information, we believe that all Section 16(a) Securities and Exchange Commission filing requirements applicable to our directors, offices and other beneficial owners for 2006 were timely met.

ELECTION OF DIRECTORS

The Company’s Amended and Restated Articles of Incorporation and Bylaws currently provide that the Board of Directors shall consist of not less than five nor more than fifteen directors and shall be divided into three classes, each consisting as nearly equal in number as practicable. Presently, the Board has fourteen members, with one class consisting of four directors, and two classes consisting of five directors.

At the Meeting, shareholders will vote to elect five persons to serve in Class I of the Board of Directors to hold office for a term of three years expiring at the 2010 Annual Meeting of Shareholders and thereafter until their respective successors shall be duly elected and qualified. The terms of Billy J. Bell, Joe B. Natcher, Jr., Steve Newberry, Jack Sheidler and Fred Travis expire at the Meeting. The Governance Committee has recommended, and the Board has approved, the nomination of these persons for re-election at the Meeting. All of the nominees have agreed to serve if elected. With each shareholder having one vote per share to cast for each nominee, the nominees receiving the greatest number of votes will be elected.

The Board of Directors recommends that you vote FOR the proposed director nominees.

UNLESS A PROXY IS MARKED TO GIVE A DIFFERENT DIRECTION, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE ELECTION OF THE CLASS I DIRECTORS NAMED BELOW.

Name and Age	Director Since	Principal Occupation or Employment During Past Five or More Years
Class I Nominees For Election At The Meeting - Terms Expiring in 2010:
Billy J. Bell (73)	1998	Co-owner and Secretary/Treasurer of Mid-South Feeds, Inc.
Joe B. Natcher, Jr. (49)	1998	President and Chief Executive Officer of Southern Foods, Inc.
Steve Newberry (44)	2007	President and Chief Executive Officer of Commonwealth Broadcasting
Jack Sheidler (50)	2002	Real estate developer
Fred Travis (72)	2007	Formerly Owner, Ideal Hardware Company and Barren County, Kentucky Judge Executive

The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve as a director. If any nominee should become unavailable before the Meeting, the persons named in the enclosed proxy, or their substitutes, reserve the right to vote for substitute nominees selected by the Board of Directors. In addition, if any shareholder(s) shall vote shares for the election of a director or directors other than the nominees name above, or substitute nominees, the persons named in the enclosed Proxy or their substitutes, or a majority of them, reserve the right to vote for the nominees named above or any substitute nominees, and for such of the persons nominated as they may choose.

The following table sets forth information relating to the Class II and Class III directors of the Company who will continue to serve as directors until the expiration of their respective terms of office.

Class II Directors Whose Terms Expire in 2008:
Barry D. Bray (61)	1999
Retired; formerly, Vice President and Chief Credit Officer of Citizens First Corporation and Citizens First Bank from January 1999 and February 1999, respectively, through June 2004; previously, Executive Vice President and Chief Credit Officer of Trans Financial Bank from 1982 through 1998

Sarah Glenn Grise (50)	2002	Civic volunteer; formerly, General Manager of TKR Cable of Southern Kentucky
Chris B. Guthrie (40)	2004	President, Trace Die Cast, Inc.
John T. Perkins (64)	1998
Consultant to Citizens First Bank from January 2002; Vice President and Chief Operating Officer of Citizens First Corporation and Citizens First Bank from August 1998 and February 1999, respectively, through 2001; bank consultant from April 1995 to July 1998; Chief Operating Officer, Trans Financial Bank, from July 1973 to April 1995

Wilson Stone (54)	2002	Farmer and Board Trainer for Kentucky School Boards Association
Class III Directors Whose Terms Expire in 2009:
Jerry E. Baker (76)	1998	Chairman, Airgas Mid-America, Inc.
Mary D. Cohron (59)	1998
President and Chief Executive Officer of Citizens First Corporation and Citizens First Bank since August 1998 and February 1999, respectively; formerly Board Team Development Services Provider for Kentucky School Boards Association and strategic planning and business consultant

Floyd H. Ellis (80)	1998	Chairman of the Board of Directors of Citizens First Corporation and Citizens First Bank; Retired President and Chief Executive Officer, Warren Rural Electric Cooperative Corporation
John J. Kelly, III (72)	2003	Dentist
Director Compensation

In 2006, we provided the following annual compensation to directors who are not employees:

Name	Earned or Paid in Cash($)(1)	Stock Awards($)	Total($)
Jerry E. Baker	$6,000	$3,570	$9,570
Billy J. Bell	$5,000	$3,570	$8,570
Barry D. Bray	$5,500	$3,570	$9,070
Floyd H. Ellis	$6,000	$3,570	$9,570
Sarah Glenn Grise	$6,000	$3,570	$9,570
Chris Guthrie	$5,000	$3,570	$8,570
John J. Kelly, III	$6,000	$3,570	$9,570
Joe B. Natcher, Jr.	$5,500	$3,570	$9,070
Steve Newberry*	-	-	-
John T. Perkins	$6,000	$3,570	$9,570
Jack Sheidler	$5,500	$3,570	$9,070
Wilson Stone	$6,000	$3,570	$9,570
Fred Travis*	-	-	-
__________

*Steve Newberry and Fred Travis were appointed to the Board of Directors in 2007.

Our non-employee directors receive $500 per month for each month in which they attend a Board of Directors’ or Board committee meeting. We also reimburse non-employee directors for the expenses they incur to attend the meetings.

In 2003, the Board of Directors adopted, and the shareholders approved, the 2003 Stock Option Plan for Non-Employee Directors. This plan provides for the issuance to our non-employee directors of options to purchase up to an aggregate of 44,100 shares of our common stock. In January 2004, options to purchase 1,050 shares of common stock were granted to each non-employee director who had served as such since the formation of the Company. Commencing with the 2004 annual meeting of shareholders and at each annual meeting of shareholders thereafter each non-employee director is granted an option to purchase 525 shares of common stock. A total of 23,389 options have been granted under the 2003 Stock Option Plan.

Directors do not receive separate compensation for serving on the Board of Directors of Citizens First Bank.

Corporate Governance

Board of Directors.

12 meetings of the Board of Directors were held during 2006. All of our directors attended 75% or more of the combined total of the meetings of the Board of Directors and of all committees on which they served, except for Billy J. Bell. We encourage each member of the Board of Directors to attend the annual meetings of shareholders. All of the directors attended the 2006 Annual Meeting of Shareholders.

The Board of Directors has determined that Jerry E. Baker, Billy J. Bell, Floyd H. Ellis, Sarah Glenn Grise, Chris Guthrie, John J. Kelly, III, Joe B. Natcher, Jr., Steve Newberry, Jack Sheidler, Wilson Stone and Fred Travis are “independent directors,” as such term is defined in NASD Rule 4200(a)(15).

Communications with Shareholders.

Our Board of Directors welcomes communications from shareholders and has established a procedure for receipt of such communications. Shareholders may send communications to the Board of Directors, or to any director in particular, in care of Secretary, Citizens First Corporation, 1065 Ashley Street, Suite 200, Bowling Green, Kentucky 42103. Any correspondence to the Board of Directors, or to any director in particular, will be forwarded by the Company to the addressee, without review by management.

Committees of the Board of Directors.

In 2006, our Board of Directors had three standing committees: the Audit Committee, the Compensation Committee and the Governance Committee.

The current members of the Audit Committee are Billy J. Bell, Floyd H. Ellis, Sarah Glenn Grise, John J. Kelly, III and Joe B. Natcher, Jr. The Audit Committee held four meetings during 2006.

The current members of the Compensation Committee are Jerry E. Baker, Floyd H. Ellis, Wilson Stone and Jack Sheidler. The Compensation Committee held two meetings during 2006.

The current members of the Governance Committee are Chris Guthrie, John J. Kelly, III, Joe B. Natcher, Jr., and Jack Scheidler.

Audit Committee

The Audit Committee consists of six directors, each of whom satisfies the independence requirements set forth in NASD Rules 4200(a)(15) and 4350 of the NASD. The Board of Directors has also determined that each of Jerry E. Baker and Joe B. Natcher qualify for and currently serve as the Committee’s “audit committee financial expert”, as defined in Item 401(e) of SEC Regulation S-B. The Audit Committee, among other things, is directly responsible for the selection, oversight and compensation of our independent public accountants. It is also responsible for meeting with the independent auditors and the appropriate corporate officers to review matters relating to corporate financial reporting and accounting procedures and policies, the adequacy of financial, accounting and operating controls, and the scope of the audits of our independent auditors and any internal auditor. In addition, the Audit Committee is responsible for reviewing and reporting the results of each audit and making recommendations it may have to the Board of Directors with respect to financial reporting and accounting practices, policies, controls and safeguards. The Audit Committee operates pursuant to a formal written charter that sets out the functions that this Committee is to perform and that is reviewed for adequacy on an annual basis. A copy of the charter of the Audit Committee was attached to the proxy statement for the 2006 Annual Meeting of Shareholders.

Compensation Committee

The Compensation Committee consists of four directors, each of whom satisfies the independence requirements set forth in NASD Rule 4200(a)(15). The Compensation Committee establishes the compensation arrangements for our executive officers. The Committee also administers the Company’s stock option plans. The Company’s executive management supports the Committee by preliminarily determining compensation increases and providing data to the Committee for analysis. In addition, the Committee has the authority to engage the services of outside advisors, experts and others to assist the Committee. All of the decisions with respect to the Company’s executive compensation are made by the Compensation Committee alone and may reflect factors and considerations other than, or that may differ from, the information and recommendations provided by management.

The Compensation Committee operates pursuant to a formal written charter that sets out the functions that this Committee is to perform and that is reviewed for adequacy on an annual basis. A copy of the Charter of the Compensation Committee is attached to this proxy statement as Appendix A.

Governance Committee

The Governance Committee consists of four directors, each of whom satisfies the independence requirements set forth in NASD Rule 4200(a)(15). The Governance Committee identifies and recommends nominees for election to the Board, and oversees matters of corporate governance processes, including Board performance. The Governance Committee operates pursuant to a written charter that sets out the functions that this Committee is to perform and that is reviewed for adequacy on an annual basis. A copy of the charter of the Governance Committee was attached to the proxy statement for the 2006 Annual Meeting of Shareholders.

The Governance Committee's duties specifically include:

•	Screening and recommending candidates as nominees for election to the Board of Directors;

•	Overseeing the process whereby Board and committee performance is evaluated;

•	Overseeing the training and orientation of directors;

•	Recommending committee assignments;

•	Recommending the appropriate skills and characteristics required of new Board members; and

•	Overseeing compliance with the Company’s Code of Conduct.

The Governance Committee seeks to identify potential candidates for membership through existing members of the Board, senior management and other members of the community. The Governance Committee also consider nominees proposed by the Company’s shareholders in accordance with the provisions contained in the Company’s Bylaws. Under the Bylaws, any shareholder may nominate a person for election to the Company’s Board at the Meeting, provided that the nomination is received by the Company not less than 60 days prior to the date of the annual meeting of shareholders. Each nomination submitted in this manner must include the name and address of the nominee(s) and his or her age, business and residence addresses, principal occupation, number of shares of our common stock beneficially owned, and such other information as would be required to be included in a proxy statement soliciting proxies for the election of such proposed nominee. In addition, the nominating shareholder must provide his or her name and address and the number of shares of our common stock beneficially owned by the shareholder.

Candidates nominated to serve as directors will, at a minimum, in the Committee’s judgment,

•	fulfill the needs of the Board of Directors at the time in terms of age, experience and expertise,

•
possess the background and ability to contribute to the performance by the Board of its responsibilities through senior executive management experience and/or a record of relevant civic and community leadership, and

•	be able to represent the interests of Citizens First Corporation and all of its shareholders.

The Governance Committee will consider and evaluate all candidates nominated through the process described above.

Code of Conduct

The Board of Directors has adopted a Code of Conduct that applies to our principal executive, financial and accounting officers and persons performing similar functions, as well as all other directors and employees. The Company will provide to any person without charge, upon request, a copy of the Company’s Code of Conduct. Requests should be directed to the Secretary of the Company, 1065 Ashley Street, Suite 200, Bowling Green, Kentucky 42103.

PROPOSED AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION INCREASING THE RANGE OF THE NUMBER OF DIRECTORS

General

The Board of Directors has approved an amendment to Article VII of our Amended and Restated Articles of Incorporation that would change the range of the number of directors from seven to fifteen to seven to eighteen. The Board of Directors believes that the proposed amendment is in the best interests of the Company and its shareholders. Unless instructed to the contrary, the persons acting as proxies under the proxy solicited hereby will vote in favor of the adoption of the amendment.

Proposed Amendment to the Amended and Restated Articles of Incorporation

If the amendment is approved by the stockholders, the Amended and Restated Articles of Incorporation will be amended by replacing the second sentence of Article VII with the following:

“The number of directors shall be fixed by resolution of the board of directors from time to time, subject to the applicable provisions of the Act and the Company’s bylaws, and shall be at least seven (7) and not more than eighteen (18).”

Reasons for the Proposed Amendment

Article VII of the Company’s Amended and Restated Articles of Incorporation provides for a “classified” or “staggered” Board of Directors; that is, the directors are divided into three classes, as nearly equal in size as is possible. With a classified board, one class of directors is elected annually, and each class serves for a three-year term.

A classified board was, and is, widely viewed as discouraging proxy contests for the election of directors, or acquisitions of substantial blocks of stock, by a person or group seeking to acquire control of a company. This is because the extended term of directors could operate to prevent the acquisition of control of the board in a relatively short period of time. The Board also believes a classified board of directors promotes stability and continuity among a company’s directors. The proposed amendment to Article VII would not change the Company’s classified board of directors.

Article VII presently provides that the Board of Directors may not have less than seven nor more than fifteen members, as determined from time to time by resolution of the Board of Directors. The Board has varied in size between seven and fourteen members, with the three classes of Board members generally varying between three and five members each depending on the size of the overall Board. Upon conclusion of the Meeting, the Board will consist of fourteen members, with four in one class and five in two classes.

The Board of Directors believes that it is advisable to have the flexibility at any time to increase the size of the Board to eighteen members, while retaining the classified nature of the Board.

The Company may from time to time consider acquisitions and mergers in which it may be desirable to provide that certain directors or officers of the acquired or merged company will serve on the Company’s Board of Directors after consummation of the transaction. In addition, outside of the merger and acquisition context, the Board may also find other qualified individuals whose service as directors would facilitate the Company’s pursuit of other business opportunities.

Although the Company has no present plan, agreement or understanding involving the election of additional persons to its Board of Directors, the Board believes that having the authority at any time to increase the size of the board to eighteen will provide the Company more flexibility in pursuing these various opportunities.

The proposed amendment would not change the provisions of Article VII governing the filling of Board vacancies. Any vacancy, including any that might arise from an increase in the size of the Board after adoption of the proposed amendment, can be filled by a vote of a majority of the remaining directors. When the Board elects directors to fill these vacancies, the Board must elect them in such a manner as to keep the three classes as nearly equal in size as is possible. A director who is elected by the Board to fill a vacancy holds office for the reminder of the term of the class to which he or she has been elected.

Approval of the proposal requires the affirmative vote of a majority of the shares casting votes in favor of or opposed to the proposal.

The Board of Directors recommends a vote FOR the proposed amendment to the Company’s Amended and Restated Articles of Incorporation.

UNLESS A PROXY IS MARKED TO GIVE A DIFFERENT DIRECTION, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE PROPOSED AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION.

EXECUTIVE OFFICERS

Our executive officers, as listed below, are subject to re-election annually and serve at the pleasure of the Board of Directors.

Name	Age	Present Positions with the Company and the Bank

Mary D. Cohron	59	President and Chief Executive Officer and Director of the Company and the Bank since August 1998 and February 1999, respectively

J. Steven Marcum	50	Executive Vice President, Chief Financial Officer and Treasurer of the Company and the Bank since 2005; formerly, Chief Financial Officer of Franklin Bancorp, Inc. and Franklin Bank & Trust

M. Todd Kanipe	38	Executive Vice President and Chief Credit Officer of the Company and the Bank since 2004; formerly, Vice President and Trust Relationship Manager for the Bank since 1999

Carolyn Harp	61	Executive Vice President and Chief Operating Officer of the Company and the Bank since 2005; formerly, Chief Operating Officer of the Bank since 1999

Kim M. Thomas	36	Executive Vice President and Chief Marketing Officer of the Company and the Bank since 2005; formerly, Vice President of Marketing and Commercial Banking Officer of the Bank since 1999

EXECUTIVE COMPENSATION

The following table provides information concerning compensation paid or accrued by the Company and Citizens First Bank to or on behalf of our President and Chief Executive Officer and two other executive officers who had annual salary and bonus that exceeded $100,000 in 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total($)
Mary D. Cohron President and Chief Executive Officer	2006	$160,442	$31,400	$32,831	$11,694	$236,367
J. Steven Marcum Vice President and Chief Financial Officer	2006	$122,307	$21,466	$5,100	$4,753	$153,626
M. Todd Kanipe Executive Vice President and Chief Credit Officer	2006	$128,354	$22,255	$26,265	$6,428	$183,302
________________
(1) A discussion of the assumptions used in calculating these values may be found in Note __ to our 2006 audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

(2) Other compensation for 2006 includes: (a) the match of up to 3% of the officer’s salary under the 401(k) Plan ($6,587 for Ms. Cohron, $4,519 for Mr. Marcum and $6,182 for Mr. Kanipe); (b) the cost of life insurance premiums paid on behalf of the officer ($207 for Ms. Cohron, $234 for Mr. Marcum and $245 for Mr. Kanipe); (c) the portion of the cost of health insurance coverage for such officer that is paid by Citizens First ($4,214 for each of Ms. Cohron, Mr. Marcum and Mr. Kanipe); (d) an automobile allowance of $4,800 for Ms. Cohron.

Outstanding Equity Awards at Fiscal Year-End
For Fiscal Year Ended December 31, 2006

Option Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Mary D. Cohron	5,880(1) 1,911(2)	2,940(1) 3,822(2) 5,723(4)	$12.93 $13.65 $18.82	01/14/14 01/12/15 02/21/16
J. Steven Marcum	3,455(3)	6,909(3)	$16.51	11/23/15
M. Todd Kanipe	4,410(1) 1,250(2)	2,205(1) 2,499(2) 4,095(4)	$12.93 $13.65 $18.82	01/14/14 01/12/15 02/21/16
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(1)	The options are exercisable in three equal annual installments commencing January 14, 2005.
(2)	The options are exercisable in three equal annual installments commencing January 12, 2006.
(3)	The options are exercisable in three equal annual installments commencing November 23, 2006.
(4)	The options are exercisable in three equal annual installments commencing February 21, 2007.

Employment Agreements

The Company and Mary D. Cohron entered into an employment agreement effective January 1, 2005, which provides for the employment of Ms. Cohron as our President and Chief Executive Officer. The agreement is for a term of four years and will be automatically renewed on January 1, 2008 for a new three year term unless either party gives notice to the other of the intent not to renew. The agreement provides for payment to Ms. Cohron of an annual salary to be established by the Board of Directors at the commencement of each year. The agreement may be terminated by the Company upon 60 days notice for cause (as defined in the agreement) and without cause. In the event the agreement is terminated without cause, we will be obligated to pay Ms. Cohron the value of accrued fringe benefits through the date of termination and compensation equal to 12 months’ salary. Ms. Cohron may voluntarily terminate her employment upon 60 days notice. In the event of Ms. Cohron’s termination of employment prior to the natural expiration of the agreement, Ms. Cohron will be prohibited for one year from rendering any services to any banking institution in Warren County and any contiguous county.

The Company is a party to employment agreements with each of J. Steven Marcum and M. Todd Kanipe which provide for Mr. Marcum’s employment by the Company as Executive Vice President, Chief Financial Officer and Treasurer and Mr. Kanipe’s employment by us as Executive Vice President and Chief Credit Officer. The agreement provides for the payment to Mr. Kanipe and Mr. Marcum of an annual salary to be established by the President at the commencement of each year. The employment agreements may be terminated by us for cause (as defined in the agreement) and without cause. In the event the agreement is terminated without cause, we will be obligated to pay the employee the value of accrued fringe benefits through the date of termination and compensation equal to 90 days’ salary.

CERTAIN TRANSACTIONS

Through Citizens First Bank, we have had and expect in the future to have banking transactions in the ordinary course of business with our directors and executive officers and their associates, including members of their families, corporation, partnerships or other organizations in which the directors and officers have a controlling interest. It is our policy that these loans and other transactions be on substantially the same terms (including price, interest rate and collateral) as those prevailing at the same time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. Our policy is that all of our transactions with our affiliates will be on terms no less favorable to us than could be obtained from an unaffiliated third party and will be approved by a majority of disinterested directors.

AUDIT COMMITTEE REPORT

The following is the Report of the Audit Committee regarding the Company’s audited financial statements to be included in the Company’s Annual Report on Form 10-KSB.

The Audit Committee has reviewed and discussed with our management the Company’s audited financial statements as of December 31, 2006 and 2005 and for each of the years in the two-year period ended December 31, 2006. The Audit Committee also reviewed and discussed with Crowe Chizek and Company LLC, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as modified and supplemented, relating to the conduct, scope and results of the audit. The Audit Committee has received written disclosures and the letter from Crowe Chizek and Company LLC required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified and supplemented, and has discussed with Crowe Chizek and Company LLC their independence.

Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that, and the Board of Directors has approved, the audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

Members of the Audit Committee:

Jack Sheidler, Chairman

Floyd H. Ellis

Joe B. Natcher, Jr.

John T. Perkins

Wilson Stone

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

INDEPENDENT PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for appointing, setting compensation and overseeing the work performed by the Company's independent auditor.

The Audit Committee of the Board of Directors has approved the appointment of Crowe Chizek and Company LLC to serve as the Company’s independent auditors for the Company for the year ending December 31, 2007. A representative of Crowe Chizek and Company LLC will be present at the Meeting and will have the opportunity to make a statement if he desires and will be available to respond to appropriate questions from shareholders.

Audit Fees

During the years ended December 31, 2006 and December 31, 2005, the Company incurred the following principal independent auditor fees:

	2006	2005
Audit Fees (1)	$ 83,420	$ 78,430
Audit-Related Fees (2)	23,233	43,308
Tax Fees (3)	11,033	6,895
All Other Fees (4)	273,800	1,200
Total Fees	$391,486	$109,083
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(1)	Includes fees related to the annual independent audit of the Company’s financial statements and reviews of the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q.
(2)	Includes assurance and related services reasonably related to the performance of the audit or review of the financial statements.
(3) Fees for both periods related to tax return preparation, estimated payments and various other tax matters.
(4)	For 2006, includes fees related to Form SB-2 registration statement filed with the Securities and Exchange Commission.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor to the Company. The policy requires that all services that the Company’s independent auditor, may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Committee. The Committee approved all audit and non-audit services provided by Crowe Chizek during fiscal 2006 prior to Crowe Chizek performing such services.

SHAREHOLDER PROPOSALS FOR NEXT YEARS’ MEETING

Any proposal that a shareholder may desire to be included in the Board of Directors’ proxy statement for presentation at the 2007 annual meeting of shareholders must be received not later than December 11, 2007 in order to be considered for inclusion. All such proposals should be sent to the Secretary of Citizens First Corporation at 1065 Ashley Street, Suite 200, Bowling Green, Kentucky 42103. After this date, a shareholder who intends to raise a proposal to be acted upon at the 2008 annual meeting of shareholders but who does not desire to include the proposal in the 2008 proxy statement, must inform the Company in writing no later than March 11, 2008. Shareholder proposals submitted after March 11, 2008 will be considered untimely under our Bylaws and the Board may exclude such proposals from being acted upon at the 2007 annual meeting of shareholders. If the Board of Directors elects not to exclude such proposals from consideration at the meeting (although not included in the proxy statement), the proxy solicited by us for next year’s annual meeting may confer discretionary authority to vote on any such matters without a description of them in the proxy statement for that meeting.

ANNUAL REPORT

We will provide without charge to any shareholder, upon written request, a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, which includes financial statements and financial statement schedules, which is required to be filed with the Securities and Exchange Commission. Written requests should be directed to J. Steven Marcum, Chief Financial Officer, Citizens First Corporation, at 1065 Ashley Street, Suite 200, Bowling Green, Kentucky 42103, or at telephone number (270) 393-0700.

OTHER MATTERS

The Board of Directors does not know of any other matters that may be brought before the Meeting. If, however, any such other matters are presented, the persons named in the accompanying proxy card or their substitutes will vote such proxy according to their best judgment on such matters.

By Order of the Board of Directors

/s/ Mary D. Cohron

Mary D. Cohron, President

April 10, 2007

All shareholders who do not expect to attend the Meeting are urged to complete, date, sign, and return the accompanying proxy card in the return envelope enclosed for that purpose.

APPENDIX A

CITIZENS FIRST CORPORATION
COMPENSATION COMMITTEE CHARTER

1. PURPOSE

The purpose of the Compensation Committee is to carry out the Board of Directors’ overall responsibility relating to executive compensation and executive succession planning, and oversight of key risk areas associated with compensation, benefits and human resource planning. The Compensation Committee shall ensure the Company’s compensation policies and practices are in furtherance with the need to recruit, develop, and retain the highest caliber talent in order to achieve the Company’s business plans and optimize long-term financial returns.

2. COMPOSITION

The Compensation Committee shall be comprised of not less than three (3) members of the Board of Directors, each of whom shall be independent as defined by the listing standards of The Nasdaq Stock Market, and one of whom shall be its Chairperson. All Committee members shall also be “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” as defined by Section 162(m) of the Internal Revenue Code. The CEO shall serve as an ex officio member of the Committee. The Committee and its Chairperson shall be appointed annually by a majority of the Board of Directors and may be removed by the Board in its discretion. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

3. MEETINGS

The Compensation Committee shall meet at least twice annually, at times and places decided by the Committee Chairperson.

4. RESPONSIBILITIES AND DUTIES

The Compensation Committee shall have the following authority and responsibilities:

A. Annually review and approve an executive compensation strategy to ensure that the Chief Executive Officer and other principal officers are compensated in a manner consistent with the Company’s philosophy that compensation should be commensurate with performance, together with the objectives of the Company, competitive practices, internal equity considerations, and the requirements of the appropriate regulatory bodies.

B. Ensure that the Annual Incentive Bonus Plan is designed and administered in a manner consistent with the Company’s compensation strategy.

C. Ensure that equity-related long-term incentive plans for management are designed and administered in a manner consistent with the Company’s commitment to building long-term shareholder value and compensation strategy. The Compensation Committee shall annually review and recommend to the full Board any Plan changes including performance goals, vesting requirements, awards and dilution considerations.

D. Together with the full Board, annually review and establish the corporate goals and objectives for the CEO, and annually review the CEO’s performance in light of those established goals and objectives. Based on this review, the Compensation Committee shall have the sole authority to determine the CEO’s compensation, including salary, annual incentive bonus, and long-term equity compensation. In determining the long-term incentive component of CEO compensation, the Committee should consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company’s CEO in past years.

E. Together with the CEO and the full Board, annually review and establish the corporate goals and objectives for the Company’s non-CEO executive management. With the CEO, annually review the performance of the members of the Company’s non-CEO executive management based on those established goals and objectives, and, upon recommendation of the CEO regarding the performance of the non-CEO executive management, review and approve the compensation for those executives, including base salary, annual incentive bonus, and long-term equity compensation.

F. Advise the CEO in matters relating to executive management succession; and oversee executive development initiatives.

G. If required, prepare a report each year concerning its performance of duties authorized by this Charter, for inclusion in the Company’s proxy statement.

H. Conduct an annual evaluation of the Committee’s performance in fulfilling its duties and responsibilities under this Charter.

I. Review and reassess this Charter annually and recommend any proposed changes to the Board for approval.

J. If a compensation consultant is to assist the Committee in its evaluation of the Company’s CEO or senior officer compensation, the Compensation Committee shall have the sole authority to retain and terminate the consulting firm, including sole authority to approve the firm’s fees and other retention terms. The Committee will also have the authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any consulting firm other advisors employed by the Company.